EXHIBIT 5.1

July 25, 2011

Board of Directors

OncoSec Medical Incorporated

4690 Executive Drive, Suite 250

San Diego, CA 92121

Re: Registration Statement/Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to OncoSec Medical Incorporated. (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the offering from time to time by the selling stockholders identified under “Selling Stockholders” in the prospectus forming a part of the Registration Statement of an aggregate of up to 16,440,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) consisting of:

•                  Up to 4,000,000 shares of Common Stock sold to investors in a private placement that closed on June 24, 2011 (the “Private Placement”);

•                  Up to 12,000,000 shares of Common Stock issuable upon exercise of warrants issued to investors in connection with the Private Placement;

•                  Up to 240,000 shares of Common Stock issuable upon exercise of warrants issued to the placement agents or their respective designees for services rendered in connection with the Private Placement; and

•                  Up to 200,000 issued and outstanding shares of Common Stock issued to a consultant in connection with its performance of consulting services.

As the special Nevada counsel to the Company in connection with the Registration Statement, we have examined the actions taken by the Company in connection with the respective grants and the authorization of the issuance of the Shares, and such documents as we have deemed necessary to render this opinion. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and outstanding pursuant to the terms of the various agreements, will be duly authorized and will be validly issued, fully paid, and non-assessable Common Stock.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

Sincerely,

/s/ McDonald Carano Wilson LLP

McDONALD CARANO WILSON LLP